As filed with the Securities and Exchange Commission on December 21, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Freedom Acquisition Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	6770	20-5009693
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1114 Avenue of the Americas, 41st Floor
New York, New York 10036
(212) 380-2230
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Nicolas Berggruen
President and Chief Executive Officer
1114 Avenue of the Americas, 41st Floor
New York, New York 10036
(212) 380-2230
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Alan I. Annex, Esq. Greenberg Traurig, LLP MetLife Building 200 Park Avenue New York, New York 10166 (212) 801-9200 Fax: (212) 801-6400	Raymond B. Check, Esq. Cleary Gottlieb Steen & Hamilton LLP 1 Liberty Plaza New York, New York 10006 (212) 225-2000 Fax: (212) 225-3999

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-136248
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of each Class of	Amount being	Offering Price Per	Aggregate Offering	Amount of
Security being Registered	Registered	Security(1)	Price(1)	Registration Fee
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant(2)	9,200,000 Units	$10.00	$92,000,000	$9,844
Common Stock included in the Units(2)	9,200,000 Shares	—	—	— (3)
Warrants included in Units(2)	9,200,000 Warrants	—	—	— (3)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 1,200,000 Units, consisting of 1,200,000 shares of Common Stock and 1,200,000 Warrants, which may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any. The $92,000,000 proposed maximum aggregate offering price is in addition to the $460,000,000 proposed maximum aggregate offering price registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-136248). A registration fee was previously paid in connection with that Registration Statement.

(3)	No fee pursuant to Rule 457(g).
THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Rule 462(b)”), and includes the registration statement facing page, this page, the signature page, an exhibit index and exhibits. Pursuant to Rule 462(b), the contents of the registration statement on Form S-1 (File No. 333-136248) of Freedom Acquisition Holdings, Inc. (the “Registrant”), including the exhibits thereto, are incorporated by reference into this registration statement.

The Registrant hereby certifies that it (i) has instructed its bank to transmit to the Securities and Exchange Commission (the “Commission”) the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business on December 22, 2006), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than December 22, 2006.

PART II

Information not Required in Prospectus

Item 16.	Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement 333-136248 are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement, except for the following, which are filed herewith.

Exhibit
No.	Description

5.1	Opinion of Greenberg Traurig, LLP
23.1	Consent of Rothstein, Kass & Company, P.C.
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-1 of Freedom Acquisition Holdings, Inc. (No. 333-136248))

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of December, 2006.

FREEDOM ACQUISITION HOLDINGS, INC.

/s/  NICOLAS BERGGRUEN
Nicolas Berggruen
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ NICOLAS BERGGRUEN Nicolas Berggruen	President, Chief Executive Officer and Director (principal executive officer, principal financial officer and principal accounting officer)	December 21, 2006

* Martin E. Franklin	Director	December 21, 2006

* James N. Hauslein	Director	December 21, 2006

* William P. Lauder	Director	December 21, 2006

* Herbert A. Morey	Director	December 21, 2006

The undersigned, by signing his name, hereto, does sign and execute this Registration Statement pursuant to the Power of Attorney executed by the above named officer and directors of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such officer and directors.

*By:	/s/ NICOLAS BERGGRUEN Nicolas Berggruen	Attorney-in-Fact	December 21, 2006